Exhibit 5.1

[Letterhead of McBreen & Kopko LLP]

April 15, 2022

Sonic Foundry, Inc.
222 West Washington Avenue
Madison, Wisconsin 53703

Ladies and Gentlemen:

This opinion is furnished to you in connection with the sale and issuance by Sonic Foundry, Inc., a Maryland corporation (the “Company”), in a public offering pursuant to the Registration Statement on Form S-3 (Registration Statement No. 333-262816 initially filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on February 17, 2022 and declared effective by the Commission on March 1, 2022 (the “Registration Statement”), of 1,700,000 shares (“Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”). The Shares are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) entered into by and between the Company and Maxim Group LLC on behalf of themselves and as representative to the several underwriters to be named therein. The Shares are to be offered and sold in the manner described in the Registration Statement and the related prospectus included therein (the “Prospectus”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Amended and Restated Articles of Incorporation of the Company, as amended; (ii) the Amended and Restated Bylaws of the Company, as amended; (iii)  certain resolutions of the Board of Directors of the Company (the “Board”) relating to the issuance, sale and registration of the Shares; (iv) the Registration Statement; (v) the Prospectus; and (vi) the Underwriting Agreement. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein. Our opinions are limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought to independently verify such matters.

In rendering our opinion set forth below, we have assumed that (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures (other than signatures on behalf of the Company) on each such document are genuine. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party.  We have also assumed that all of the shares of Common Stock issuable following the date hereof will be issued for not less than par value. We have not verified any of those assumptions.

Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares of Common Stock, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

We express no opinion as to matters governed by any laws other than the Maryland General Corporation Law and the federal laws of the United States of America, as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

                                             /s/ McBreen & Kopko LLP

McBreen & Kopko LLP